Exhibit 10.2

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (the “Agreement”), by and between MGT CAPITAL INVESTMENTS, INC. (the “Purchaser”) and DIGITAL ANGEL CORPORATION (the “Seller”) dated as of May 3, 2013 (the “Closing Date”).

RECITALS

WHEREAS, the Purchaser agreed to purchase, and the Seller agreed to sell, certain assets of the Seller pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of April 10, 2013, by and between the Purchaser and the Seller (the “Asset Purchase Agreement”) (capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement);

WHEREAS, although Purchaser is required to assume, and Seller is obligated to transfer, all of Seller’s rights and obligations pursuant to the Office Sublease described in Section 3.1(d) of the Asset Purchase Agreement (the “Office Sublease”), to date the Purchaser and the Seller have been unable to obtain the landlord’s consent thereto, and Purchaser and Seller desire to (i) close the Asset Purchase contemplated by the Asset Purchase Agreement, (ii) enter into this Transition Services Agreement to provide for the Transition Services until such time as the landlord/sublessor’s consent(s) to the Purchaser’s assumption of Sellers obligations pursuant to the Office Sublease is obtained (the “Consent”).

NOW THEREFORE, in consideration of the consideration paid under the Asset Purchase Agreement, and the mutual covenants, agreements and promises hereinafter set forth herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     Consent. Purchaser and Seller hereby agree that (a) the obligation to obtain the Consent shall be treated as a post-closing condition and (b) Purchaser’s obligation to assume Seller’s obligations pursuant to the Office Sublease shall be defered until such time as the Consent is obtained.

2.     Transition Period. The Seller shall provide the Transition Services from the date hereof until such time as the Consent is obtained (the “Transition Services Period”).

3.     Transition Services. During the Transition Services Period, the Seller shall (a) permit the Purchaser and the Transferred Employees to exclusively occupy and use Suite 201, 15000 Ventura Blvd, Sherman Oaks, CA (the “Leased Premises”) to conduct the business of videogame development, and (b) timely make all payments and perform all actions (including the maintenance of insurance) required to be made or taken by the tenant pursuant to the Office Sublease or otherwise with respect to the Leased Premises during the remaining term of the Office Sublease (the “Transition Services”). The Seller hereby covenants not to interfere with, and to permit the Purchaser full, complete and quiet enjoyment of possession of the Leased Premises throughout the Transition Services Period.

4.     Payment Reimbursement. Purchaser shall, promptly upon receipt of written evidence of payment in form and substance satisfactory to Purchaser, reimburse Seller for all expenses properly incurred by Seller pursuant to Section 3(b).

5.     Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other condition, promise, agreement or understanding at a future time.

6.     Entire Agreement. This Agreement, the Asset Purchase Agreement, and the other agreements entered into in connection herewith and therewith contains all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter of this Agreement. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter of this Agreement.

7.     Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Transition Services Agreement as of the day and year first hereinabove written.

DIGITAL ANGEL CORPORATION

By: /s/ Daniel Penni

    Name: Daniel Penni

    Title: Chairman

MGT CAPITAL INVESTMENTS, INC.

By: /s/ Robert B. Ladd

       Name: Robert B. Ladd

       Title: President and CEO

[Signature Page to Transition Services Agreement]